Filed Pursuant to Rule 433
                                                         File No.: 333-140804-01

Copyright 2006 JPMorgan Chase & Co. - All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-400-7834 or emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the depositor. These materials are subject to change, completion or amendment from time to time. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials' appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE PROPOSED TRANSACTION.

JP Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Class AMS Dec Tables

                                           WAL   Princ Window   Matures   Gaps in Princ   29-Mar-07   15-Mar-08
----------------------------------------   ----  ------------   -------   -------------   ---------   ---------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   6.51  Apr13-Dec13    13-Dec    No                    100         100
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)    6.51  Apr13-Dec13    13-Dec    No                    100         100
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)    6.52  Apr13-Dec13    13-Dec    No                    100         100
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)    6.52  Apr13-Dec13    13-Dec    No                    100         100
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   6.71  Nov13-Feb14    14-Feb    No                    100         100
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   7.5   Apr14-Dec14    14-Dec    No                    100         100

                                          15-Mar-09  15-Mar-10  15-Mar-11  15-Mar-12  15-Mar-13  15-Mar-14  15-Mar-15  Prepay Rate
----------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,        100        100        100        100        100          0                   0 CPY
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)         100        100        100        100        100          0                   0 CPY
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)         100        100        100        100        100          0                   0 CPY
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)         100        100        100        100        100          0                   0 CPY
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,        100        100        100        100        100          0                   0 CPY
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,        100        100        100        100        100        100          0        0 CPY

                                           YMP          Prepay Penalty Haircut(%)   No Prepay if L/O Pts >   No Prepay if L/O YM >
----------------------------------------   ----------   -------------------------   ----------------------   ---------------------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   Incl pnlty                           0   During Lockout           During Lockout
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)    Incl pnlty                           0   During Lockout           During Lockout
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)    Incl pnlty                           0   During Lockout           During Lockout
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)    Incl pnlty                           0   During Lockout           During Lockout
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   Incl pnlty                           0   During Lockout           During Lockout
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   Incl pnlty                           0   During Lockout           During Lockout

                                          Default Rate  Default Severity  Servicer Advance      Advance (% of P&I)  Recovery Lag
----------------------------------------  ------------  ----------------  --------------------  ------------------  ------------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,  0 CDR         0 Percent         All but newly liqdtd                   0             0
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)   1 CDR         35 Percent        All but newly liqdtd                 100            12
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)   2 CDR         35 Percent        All but newly liqdtd                 100            12
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)   3 CDR         35 Percent        All but newly liqdtd                 100            12
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,  0 CDR         0 Percent         All but newly liqdtd                   0             0
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,  0 CDR         0 Percent         All but newly liqdtd                   0             0

                                           Recovery Time Series   Rate During Init Recov Lag   Severity During Init Recov Lag
----------------------------------------   --------------------   --------------------------   ------------------------------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                    100                            0                                0
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)                     100                            0                                0
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)                     100                            0                                0
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)                     100                            0                                0
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                    100                            0                                0
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                    100                            0                                0

                                           Extension (#mos)   Extension %   Coupon Stepup   Amort Type           LIBOR_1MO   CMT_3MO
----------------------------------------   ----------------   -----------   -------------   ------------------   ---------   -------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                  0           100               0   By pre-exten rules       5.356     5.356
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)                   0           100               0   By pre-exten rules       5.356     5.356
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)                   0           100               0   By pre-exten rules       5.356     5.356
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)                   0           100               0   By pre-exten rules       5.356     5.356
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                 12            50               0   By pre-exten rules       5.356     5.356
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                 12           100               0   By pre-exten rules       5.356     5.356

                                           CMT_6MO   CMT_2YR   CMT_3YR   CMT_5YR   CMT_10YR   CMT_30YR   CMT_10YR   CMT_30YR
----------------------------------------   -------   -------   -------   -------   --------   --------   --------   --------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,     5.344     4.663     4.586     4.546       4.59      4.723      4.797      4.919
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)      5.344     4.663     4.586     4.546       4.59      4.723      4.797      4.919
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)      5.344     4.663     4.586     4.546       4.59      4.723      4.797      4.919
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)      5.344     4.663     4.586     4.546       4.59      4.723      4.797      4.919
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,     5.344     4.663     4.586     4.546       4.59      4.723      4.797      4.919
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,     5.344     4.663     4.586     4.546       4.59      4.723      4.797      4.919

JP Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Class AMS

Deal Information

Deal Type:       Commercial MBS     Gross WAC:          5.76311   Orig Deal Bal:    $5,344,434,186.00  WA Rem Term:    102
Cur Deal Bal:    $5,344,434,186.00  WA Amort Term:          159   Orig Collat Bal:  $5,344,434,186.03  Pricing Speed:  0 CPR
Cur Collat Bal:  $5,344,434,186.03  Opt Redemp:               1%
At Pricing                          Closed:         Mar 29,2007   Next Pay:         Apr 15,2007        First Pay:      Apr 15,2007

Tranche Information

Tranche                                      AMS
CUSIP                                        XXXXXXXXX
Coupon                                       5.39800
Type                                         SEN_FIX
Orig Balance                                 174,114,000.00
Cur Balance                                  174,114,000.00
Factor                                       1.00000
Orig Moody's                                 Aaa
Orig Fitch                                   AAA
Delay                                        14
Accrual Date                                 03/01/2007
Group                                        2
Accum Writedown                              0.00
Orig Support (%)                             20.000%
Cur Support (%)                              20.000%
Accum Int Shortfall                          0.00
Accum CoupCap Shortfall                      0.00
Int Rate Used
Float Formula
Floater Floor
Floater Cap
Floater Spread
Stated Mat                                   12/15/2013
Legal Mat                                    01/15/2049
Freq                                         Monthly
Ground Group                                 2
Business Day                                 None
Daycount                                     30/360
Cur Support ($)                              1,068,888,186.03
Orig Support ($)                             1,068,888,186.03
Cur Basis                                    5,344,434,186.03
Orig Basis                                   5,344,434,186.03
Cur Subordinate                              1,068,888,186.00
Orig Subordinate                             1,068,888,186.00
Cur Guaranty                                 0.00
Orig Guaranty                                0.00
Cur Letter                                   0.00
Orig Letter                                  0.00
Cur Reserve                                  0.00
Orig Reserve                                 0.00
Cur Excess Interest                          0.00
Orig Excess Interest                         0.00
Cur OC                                       0.03
Orig OC                                      0.03
Cur Fully Insured                            No
Orig Fully Insured                           No
1mo Coupon                                   5.39800

Dec Tables

                                           WAL   Princ Window   Matures   Gaps in Princ   29-Mar-07   15-Mar-08
----------------------------------------   ----  ------------   -------   -------------   ---------   ---------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   6.51  Apr13-Dec13    13-Dec    No                    100         100
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)    6.51  Apr13-Dec13    13-Dec    No                    100         100
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)    6.52  Apr13-Dec13    13-Dec    No                    100         100
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)    6.52  Apr13-Dec13    13-Dec    No                    100         100
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   6.71  Nov13-Feb14    14-Feb    No                    100         100
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   7.5   Apr14-Dec14    14-Dec    No                    100         100

                                           15-Mar-09   15-Mar-10   15-Mar-11   15-Mar-12   15-Mar-13   15-Mar-14   15-Mar-15
----------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,         100         100         100         100         100           0
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)          100         100         100         100         100           0
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)          100         100         100         100         100           0
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)          100         100         100         100         100           0
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,         100         100         100         100         100           0
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,         100         100         100         100         100         100           0

                                           Prepay Rate   YMP          Prepay Penalty Haircut(%)   No Prepay if L/O Pts >
----------------------------------------   -----------   ----------   -------------------------   ----------------------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   0 CPY         Incl pnlty                           0   During Lockout
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)    0 CPY         Incl pnlty                           0   During Lockout
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)    0 CPY         Incl pnlty                           0   During Lockout
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)    0 CPY         Incl pnlty                           0   During Lockout
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   0 CPY         Incl pnlty                           0   During Lockout
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   0 CPY         Incl pnlty                           0   During Lockout

                                           No Prepay if L/O YM >   Default Rate   Default Severity   Servicer Advance
----------------------------------------   ---------------------   ------------   ----------------   --------------------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   During Lockout          0 CDR          0 Percent          All but newly liqdtd
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)    During Lockout          1 CDR          35 Percent         All but newly liqdtd
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)    During Lockout          2 CDR          35 Percent         All but newly liqdtd
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)    During Lockout          3 CDR          35 Percent         All but newly liqdtd
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   During Lockout          0 CDR          0 Percent          All but newly liqdtd
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   During Lockout          0 CDR          0 Percent          All but newly liqdtd

                                           Advance (% of P&I)   Recovery Lag   Recovery Time Series   Rate During Init Recov Lag
----------------------------------------   ------------------   ------------   --------------------   --------------------------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                    0              0                    100                            0
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)                   100             12                    100                            0
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)                   100             12                    100                            0
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)                   100             12                    100                            0
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                    0              0                    100                            0
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                    0              0                    100                            0

                                           Severity During Init Recov Lag   Extension (#mos)   Extension %   Coupon Stepup
----------------------------------------   ------------------------------   ----------------   -----------   -------------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                                0                  0           100               0
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)                                 0                  0           100               0
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)                                 0                  0           100               0
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)                                 0                  0           100               0
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                                0                 12            50               0
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,                                0                 12           100               0

                                           Amort Type           LIBOR_1MO   CMT_3MO   CMT_6MO   CMT_2YR   CMT_3YR   CMT_5YR
----------------------------------------   ------------------   ---------   -------   -------   -------   -------   -------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   By pre-exten rules       5.356     5.356     5.344     4.663     4.586     4.546
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)    By pre-exten rules       5.356     5.356     5.344     4.663     4.586     4.546
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)    By pre-exten rules       5.356     5.356     5.344     4.663     4.586     4.546
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)    By pre-exten rules       5.356     5.356     5.344     4.663     4.586     4.546
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   By pre-exten rules       5.356     5.356     5.344     4.663     4.586     4.546
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,   By pre-exten rules       5.356     5.356     5.344     4.663     4.586     4.546

                                           CMT_10YR   CMT_30YR
----------------------------------------   --------   --------
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,       4.59      4.723
0 CPY, 1 CDR,35%Sev ,Adv100%P&I,12mo(s)        4.59      4.723
0 CPY, 2 CDR,35%Sev ,Adv100%P&I,12mo(s)        4.59      4.723
0 CPY, 3 CDR,35%Sev ,Adv100%P&I,12mo(s)        4.59      4.723
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,       4.59      4.723
0 CPY, 0 CDR,0%Sev ,Adv0%P&I,0mo(s) lag,       4.59      4.723